Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement
Fourth Quarter 2015

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Table of Contents

Page

Financial Highlights	1

Selected Ratios and Other Information	2

Consolidated Statements of Income	3

Consolidated Average Daily Balances and Yield / Rate Analysis from Continuing Operations	5

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI	8

Non-Interest Income, Mortgage Income and Wealth Management Income	9

Non-Interest Expense	10

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income / Expense, and Return Ratios	11

Statement of Discontinued Operations	13

Credit Quality
Allowance for Credit Losses, Net Charge-Offs and Related Ratios	14
Allowance for Credit Losses (Continued), Non-Accrual Loans (excludes loans held for sale), Criticized and Classified Loans - Commercial and Investor Real Estate, and Home Equity Lines of Credit - Future Principal Payment Resets	15
Early and Late Stage Delinquencies	16
Troubled Debt Restructurings	17

Consolidated Balance Sheets	18

Loans and Leases	19

Deposits	21

Reconciliation to GAAP Financial Measures
Tangible Common Ratios and Capital	22

Forward Looking Statements	23

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Earnings Summary
Interest income and other financing income - taxable equivalent	$953	$920	$902	$903	$911
Interest expense - taxable equivalent	69	65	63	71	74
Depreciation expense on operating lease assets	28	—	—	—	—
Net interest income and other financing income - taxable equivalent	856	855	839	832	837
Less: Taxable-equivalent adjustment	20	19	19	17	17
Net interest income and other financing income	836	836	820	815	820
Provision for loan losses	69	60	63	49	8
Net interest income and other financing income after provision for loan losses	767	776	757	766	812
Non-interest income	514	497	590	470	474
Non-interest expense	873	895	934	905	969
Income from continuing operations before income taxes	408	378	413	331	317
Income tax expense	120	116	124	95	98
Income from continuing operations	288	262	289	236	219
Income (loss) from discontinued operations before income taxes	(6)	(6)	(6)	(4)	(5)
Income tax expense (benefit)	(3)	(2)	(2)	(2)	(2)
Income (loss) from discontinued operations, net of tax	(3)	(4)	(4)	(2)	(3)
Net income	$285	$258	$285	$234	$216
Income from continuing operations available to common shareholders	$272	$246	$273	$220	$203
Net income available to common shareholders	$269	$242	$269	$218	$200

Earnings per common share from continuing operations - basic	$0.21	$0.19	$0.20	$0.16	$0.15
Earnings per common share from continuing operations - diluted	0.21	0.19	0.20	0.16	0.15
Earnings per common share - basic	0.21	0.18	0.20	0.16	0.15
Earnings per common share - diluted	0.21	0.18	0.20	0.16	0.15

Balance Sheet Summary
At quarter-end—Consolidated
Loans, net of unearned income	$81,162	$81,063	$80,149	$78,243	$77,307
Allowance for loan losses	(1,106)	(1,115)	(1,115)	(1,098)	(1,103)
Assets	126,050	124,789	121,855	122,447	119,563
Deposits	98,430	97,178	97,075	97,477	94,200
Long-term debt (1)	8,349	7,364	3,602	3,208	3,462
Stockholders' equity	16,844	16,952	16,899	17,051	16,873
Average balances—Continuing Operations
Loans, net of unearned income	$80,760	$80,615	$79,175	$77,942	$77,182
Assets	124,645	122,920	120,875	120,566	119,122
Deposits	97,488	97,166	97,100	95,783	94,024
Long-term debt (1)	7,740	6,112	2,903	3,371	3,618
Stockholders' equity	16,901	16,874	16,950	16,963	17,060

(1)	The increases in long-term debt in the third and fourth quarters of 2015 were primarily the result of FHLB advances with one to two year maturities.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Selected Ratios and Other Information

	As of and for Quarter Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Return on average assets from continuing operations*	0.87%	0.79%	0.90%	0.74%	0.68%
Return on average tangible common stockholders’ equity (non-GAAP)* (1)	9.61%	8.65%	9.66%	7.91%	7.04%
Adjusted efficiency ratio from continuing operations (non-GAAP) (1)(2)	63.4%	66.8%	64.5%	64.9%	66.1%
Common book value per share	$12.35	$12.36	$12.06	$12.05	$11.81
Tangible common book value per share (non-GAAP) (1)	$8.52	$8.58	$8.37	$8.39	$8.18
Tangible common stockholders’ equity to tangible assets (non-GAAP) (1)	9.13%	9.34%	9.52%	9.59%	9.66%
Basel I Tier 1 common equity risk-based ratio (non-GAAP) (4)	N/A	N/A	N/A	N/A	11.7%
Basel III common equity (3)	$11,543	$11,438	$11,527	$11,477	N/A
Basel III common equity Tier 1 ratio (3)	10.9%	11.0%	11.3%	11.4%	N/A
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP) (1)(3)(4)	10.7%	10.8%	11.1%	11.2%	11.0%
Tier 1 capital ratio (3)(4)(5)	11.7%	11.7%	12.1%	12.2%	12.5%
Total risk-based capital ratio (3)(4)(5)	13.9%	14.0%	14.4%	14.6%	15.3%
Leverage ratio (3)(4)(5)	10.4%	10.4%	10.6%	10.6%	10.9%
Effective tax rate (6)	29.3%	30.7%	30.1%	28.7%	31.0%
Allowance for loan losses as a percentage of loans, net of unearned income	1.36%	1.38%	1.39%	1.40%	1.43%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.41x	1.41x	1.49x	1.37x	1.33x
Net interest margin (FTE) from continuing operations*(9)	3.08%	3.13%	3.16%	3.18%	3.17%
Loans, net of unearned income, to total deposits	82.5%	83.4%	82.6%	80.3%	82.1%
Net charge-offs as a percentage of average loans*	0.38%	0.30%	0.23%	0.28%	0.42%
Non-accrual loans, excluding loans held for sale, as a percentage of loans	0.96%	0.97%	0.94%	1.02%	1.07%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	1.13%	1.14%	1.13%	1.24%	1.28%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale (7)	1.39%	1.40%	1.38%	1.51%	1.57%
Associate headcount (8)	23,916	23,952	23,694	23,601	23,723
ATMs	1,962	1,966	1,960	1,966	1,997

Branch Statistics
Full service	1,548	1,549	1,549	1,551	1,584
Drive-thru/transaction service only	79	81	82	82	82
Total branch outlets	1,627	1,630	1,631	1,633	1,666

*Annualized

(1)	See reconciliation of GAAP to non-GAAP Financial Measures on pages 11 and 22.

(2)
During the fourth quarter of 2015, Regions corrected the accounting for certain leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases and totaled approximately $834 million at December 31, 2015. The aggregate impact of this adjustment lowered net interest income and other financing income $15 million. Excluding the negative impact of the $15 million, the adjusted efficiency ratio would have been 62.7%. During the third quarter of 2015, approximately $23 million of FDIC insurance assessment adjustments to prior assessments were recorded. Excluding the $23 million, the adjusted efficiency ratio would have been 65.0%.

(3)	Current quarter Basel III common equity as well as the Basel III common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.

(4)
Regions' regulatory capital ratios for periods prior to the first quarter of 2015 have not been revised to reflect the retrospective application of new accounting guidance related to investments in qualified affordable housing projects.

(5)
Beginning in the first quarter of 2015, Regions' regulatory capital ratios are calculated pursuant to the phase-in provisions of the Basel III capital rules. All prior period ratios were calculated pursuant to the Basel I capital rules.

(6)
The effective tax rate for 2016 is expected to range between 30% and 32%. The fourth quarter of 2015 reflects the impact of higher than expected income tax benefits related to affordable housing investments. The second quarter of 2015 includes an income tax benefit related to the conclusion of certain state and federal examinations. The first quarter of 2015 includes an income tax benefit related to state deferred tax asset adjustments.

(7)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 16 for amounts related to these loans.

(8)
Reflects the number of active full-time and part-time associates as of the last pay period of the month. The full-time equivalent number of employees for the quarters ended December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015 were 23,393, 23,423, 23,155 and 23,062, respectively.

(9)	Excluding the negative impact of the $15 million lease adjustment discussed above, net interest margin would have been 3.13% for the fourth quarter of 2015.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Consolidated Statements of Income (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Interest income, including other financing income on:
Loans, including fees (1)	$741	$748	$728	$725	$736
Securities—taxable (2)	140	137	141	145	143
Loans held for sale	4	5	4	3	5
Trading account securities	1	—	1	3	1
Other earning assets (2)	14	11	9	10	9
Operating lease assets (1)	33	—	—	—	—
Total interest income, including other financing income	933	901	883	886	894
Interest expense on:
Deposits	27	27	27	28	27
Short-term borrowings	—	—	1	—	1
Long-term borrowings	42	38	35	43	46
Total interest expense	69	65	63	71	74
Depreciation expense on operating lease assets (1)	28	—	—	—	—
Total interest expense and depreciation expense on operating lease assets	97	65	63	71	74
Net interest income and other financing income	836	836	820	815	820
Provision for loan losses	69	60	63	49	8
Net interest income and other financing income after provision for loan losses	767	776	757	766	812
Non-interest income:
Service charges on deposit accounts	166	167	168	161	167
Card and ATM fees	96	93	90	85	86
Mortgage income	37	39	46	40	27
Securities gains, net	11	7	6	5	12
Other	204	191	280	179	182
Total non-interest income	514	497	590	470	474
Non-interest expense:
Salaries and employee benefits	478	470	477	458	456
Net occupancy expense	91	90	89	91	93
Furniture and equipment expense	79	77	76	71	74
Other	225	258	292	285	346
Total non-interest expense	873	895	934	905	969
Income from continuing operations before income taxes	408	378	413	331	317
Income tax expense	120	116	124	95	98
Income from continuing operations	288	262	289	236	219
Discontinued operations:
Income (loss) from discontinued operations before income taxes	(6)	(6)	(6)	(4)	(5)
Income tax expense (benefit)	(3)	(2)	(2)	(2)	(2)
Income (loss) from discontinued operations, net of tax	(3)	(4)	(4)	(2)	(3)
Net income	$285	$258	$285	$234	$216
Net income from continuing operations available to common shareholders	$272	$246	$273	$220	$203
Net income available to common shareholders	$269	$242	$269	$218	$200
Weighted-average shares outstanding—during quarter:
Basic	1,301	1,319	1,335	1,346	1,365
Diluted	1,308	1,326	1,346	1,358	1,377
Actual shares outstanding—end of quarter	1,297	1,304	1,331	1,343	1,354
Earnings per common share from continuing operations:
Basic	$0.21	$0.19	$0.20	$0.16	$0.15
Diluted	$0.21	$0.19	$0.20	$0.16	$0.15
Earnings per common share:
Basic	$0.21	$0.18	$0.20	$0.16	$0.15
Diluted	$0.21	$0.18	$0.20	$0.16	$0.15
Cash dividends declared per common share	$0.06	$0.06	$0.06	$0.05	$0.05
Taxable-equivalent net interest income and other financing income from continuing operations	$856	$855	$839	$832	$837
_________
(1) During the fourth quarter of 2015, Regions corrected the accounting for certain leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases and totaled approximately $834 million at December 31, 2015. The aggregate impact of this adjustment lowered net interest income and other financing income $15 million.
(2) Investments and related income from Federal Reserve Bank and Federal Home Loan Bank stock were reclassified from securities available for sale to other earning assets during the fourth quarter of 2015. All periods presented have been revised to reflect this presentation.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Consolidated Statements of Income (Continued) (unaudited)

	Year Ended December 31
($ amounts in millions, except per share data)	2015	2014
Interest income, including other financing income on:
Loans, including fees (1)	$2,942	$2,941
Securities—taxable (2)	564	584
Loans held for sale	16	22
Trading account securities	5	3
Other earning assets (2)	43	39
Operating lease assets (1)	33	—
Total interest income, including other financing income	3,603	3,589
Interest expense on:
Deposits	109	105
Short-term borrowings	1	2
Long-term borrowings	158	202
Total interest expense	268	309
Depreciation expense on operating lease assets (1)	28	—
Total interest expense and depreciation expense on operating lease assets	296	309
Net interest income and other financing income	3,307	3,280
Provision for loan losses	241	69
Net interest income and other financing income after provision for loan losses	3,066	3,211
Non-interest income:
Service charges on deposit accounts	662	695
Card and ATM fees	364	334
Mortgage income	162	149
Securities gains, net	29	27
Other	854	698
Total non-interest income	2,071	1,903
Non-interest expense:
Salaries and employee benefits	1,883	1,810
Net occupancy expense	361	368
Furniture and equipment expense	303	287
Other	1,060	967
Total non-interest expense	3,607	3,432
Income from continuing operations before income taxes	1,530	1,682
Income tax expense	455	548
Income from continuing operations	1,075	1,134
Discontinued operations:
Income (loss) from discontinued operations before income taxes	(22)	21
Income tax expense (benefit)	(9)	8
Income (loss) from discontinued operations, net of tax	(13)	13
Net income	$1,062	$1,147
Net income from continuing operations available to common shareholders	$1,011	$1,082
Net income available to common shareholders	$998	$1,095
Weighted-average shares outstanding—during year:
Basic	1,325	1,375
Diluted	1,334	1,387
Actual shares outstanding—end of period	1,297	1,354
Earnings per common share from continuing operations:
Basic	$0.76	$0.79
Diluted	$0.76	$0.78
Earnings per common share:
Basic	$0.75	$0.80
Diluted	$0.75	$0.79
Cash dividends declared per common share	$0.23	$0.18
Taxable-equivalent net interest income and other financing income from continuing operations	$3,382	$3,343
_________
(1) During the fourth quarter of 2015, Regions corrected the accounting for certain leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases and totaled approximately $834 million at December 31, 2015. The aggregate impact of this adjustment lowered net interest income and other financing income $15 million.
(2) Investments and related income from Federal Reserve Bank and Federal Home Loan Bank stock were reclassified from securities available for sale to other earning assets during the fourth quarter of 2015. All periods presented have been revised to reflect this presentation.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations

	Quarter Ended
	12/31/2015			9/30/2015
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$10	$—	—%	$3	$—	—%
Trading account securities	138	1	3.71	111	—	—
Securities:
Taxable (1)	24,325	140	2.28	23,912	137	2.28
Tax-exempt	1	—	—	1	—	—
Loans held for sale	404	4	4.18	492	5	3.58
Loans, net of unearned income:
Commercial and industrial (2)	35,511	290	3.24	35,647	302	3.37
Commercial real estate mortgage—owner-occupied	7,675	97	5.04	7,768	99	5.04
Commercial real estate construction—owner-occupied	415	5	4.48	443	5	4.31
Commercial investor real estate mortgage	4,332	35	3.20	4,441	35	3.14
Commercial investor real estate construction	2,576	19	2.97	2,455	18	2.96
Residential first mortgage	12,753	127	3.93	12,649	123	3.86
Home equity	10,948	96	3.48	10,902	96	3.51
Indirect—vehicles	3,969	32	3.22	3,863	31	3.23
Indirect—other consumer	523	8	5.71	439	6	5.44
Consumer credit card	1,031	30	11.52	1,004	30	11.57
Other consumer	1,027	22	8.50	1,004	22	8.61
Total loans, net of unearned income (2)	80,760	761	3.74	80,615	767	3.78
Investment in operating leases, net (2)	852	5	2.60	—	—	—
Other earning assets (1)	3,709	14	1.39	3,441	11	1.21
Total earning assets	110,199	925	3.33	108,575	920	3.36
Allowance for loan losses	(1,120)			(1,111)
Cash and due from banks	1,642			1,687
Other non-earning assets	13,924			13,769
	$124,645			$122,920
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$7,245	2	0.12	$7,182	2	0.13
Interest-bearing checking	21,052	5	0.08	20,992	4	0.08
Money market	26,627	7	0.10	26,793	7	0.10
Time deposits	7,818	13	0.67	8,110	14	0.67
Total interest-bearing deposits (3)	62,742	27	0.17	63,077	27	0.17
Federal funds purchased and securities sold under agreements to repurchase	10	—	—	46	—	—
Other short-term borrowings	3	—	—	250	—	—
Long-term borrowings	7,740	42	2.19	6,112	38	2.45
Total interest-bearing liabilities	70,495	69	0.39	69,485	65	0.37
Non-interest-bearing deposits (3)	34,746	—	—	34,089	—	—
Total funding sources	105,241	69	0.26	103,574	65	0.25
Net interest spread			2.94			2.99
Other liabilities	2,503			2,472
Stockholders’ equity	16,901			16,874
	$124,645			$122,920
Net interest income and other financing income/margin FTE basis (2)		$856	3.08%		$855	3.13%
_______
(1) Investments in Federal Reserve Bank and Federal Home Loan Bank stock were reclassified from securities available for sale to other earning assets during the fourth quarter of 2015. All periods presented have been revised to reflect this presentation.
(2) During the fourth quarter of 2015, Regions corrected the accounting for approximately $852 million of average balances of leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases. Net interest margin, excluding the negative impact of the $15 million lease adjustment recorded in the fourth quarter of 2015 would have been 3.13%.

(3)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.11% for both quarters ended December 31, 2015 and September 30, 2015, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations (Continued)

	Quarter Ended
	6/30/2015			3/31/2015			12/31/2014
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$2	$—	—%	$21	$—	—%	$20	$—	—%
Trading account securities	112	1	1.06	104	3	12.91	103	1	3.70
Securities:
Taxable (1)	24,114	142	2.35	24,170	145	2.43	24,082	143	2.37
Tax-exempt	2	—	—	2	—	—	2	—	—
Loans held for sale	463	4	3.44	406	3	3.46	480	5	3.74
Loans, net of unearned income:
Commercial and industrial	34,480	291	3.38	33,418	287	3.48	32,484	289	3.54
Commercial real estate mortgage—owner-occupied	7,921	97	4.89	8,143	98	4.90	8,466	104	4.89
Commercial real estate construction—owner-occupied	430	5	4.25	422	4	4.22	367	4	4.23
Commercial investor real estate mortgage	4,549	36	3.15	4,629	36	3.15	4,837	37	3.05
Commercial investor real estate construction	2,416	18	3.00	2,236	17	3.04	2,032	17	3.17
Residential first mortgage	12,471	121	3.91	12,330	121	3.97	12,273	121	3.91
Home equity	10,867	96	3.55	10,885	97	3.61	10,939	100	3.60
Indirect—vehicles	3,768	31	3.29	3,708	31	3.37	3,627	31	3.41
Indirect—other consumer	328	4	4.83	237	2	3.96	203	2	3.54
Consumer credit card	975	27	11.23	977	28	11.73	975	28	11.23
Other consumer	970	21	8.63	957	21	8.81	979	20	8.20
Total loans, net of unearned income	79,175	747	3.78	77,942	742	3.86	77,182	753	3.87
Investment in operating leases, net	—	—	—	—	—	—	—	—	—
Other earning assets (1)	2,659	8	1.44	3,486	10	1.11	2,916	9	1.27
Total earning assets	106,527	902	3.40	106,131	903	3.45	104,785	911	3.45
Allowance for loan losses	(1,097)			(1,098)			(1,162)
Cash and due from banks	1,706			1,773			1,805
Other non-earning assets	13,739			13,760			13,694
	$120,875			$120,566			$119,122
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$7,165	3	0.12	$6,878	2	0.14	$6,635	3	0.12
Interest-bearing checking	21,494	4	0.08	21,769	5	0.09	21,003	5	0.10
Money market	26,483	7	0.11	26,381	7	0.11	25,752	7	0.11
Time deposits	8,250	13	0.67	8,500	14	0.65	8,683	12	0.58
Total interest-bearing deposits (2)	63,392	27	0.17	63,528	28	0.18	62,073	27	0.17
Federal funds purchased and securities sold under agreements to repurchase	637	—	—	1,685	—	—	1,872	1	0.09
Other short-term borrowings	942	1	0.21	161	—	—	163	—	—
Long-term borrowings	2,903	35	4.83	3,371	43	5.20	3,618	46	5.07
Total interest-bearing liabilities	67,874	63	0.37	68,745	71	0.42	67,726	74	0.43
Non-interest-bearing deposits (2)	33,708	—	—	32,255	—	—	31,951	—	—
Total funding sources	101,582	63	0.25	101,000	71	0.29	99,677	74	0.29
Net interest spread			3.03			3.03			3.02
Other liabilities	2,343			2,603			2,385
Stockholders’ equity	16,950			16,963			17,060
	$120,875			$120,566			$119,122
Net interest income and other financing income/margin FTE basis		$839	3.16%		$832	3.18%		$837	3.17%
_______

(1)
Investments in Federal Reserve Bank and Federal Home Loan Bank stock were reclassified from securities available for sale to other earning assets during the fourth quarter of 2015. All periods presented have been revised to reflect this presentation.

(2)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.11%, 0.12% and 0.11% for each of the quarters ended June 30, 2015, March 31, 2015, and December 31, 2014, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations (Continued)

	Year Ended December 31
	2015			2014
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$9	$—	—%	$12	$—	—%
Trading account securities	117	5	4.49	107	3	2.92
Securities:
Taxable (1)	24,130	564	2.34	23,637	584	2.47
Tax-exempt	1	—	—	3	—	—
Loans held for sale	442	16	3.65	564	22	3.89
Loans, net of unearned income:
Commercial and industrial (2)	34,772	1,170	3.37	31,205	1,136	3.64
Commercial real estate mortgage—owner-occupied	7,875	391	4.97	8,975	436	4.86
Commercial real estate construction—owner-occupied	428	19	4.32	354	15	4.11
Commercial investor real estate mortgage	4,487	142	3.16	5,121	163	3.19
Commercial investor real estate construction	2,421	72	2.99	1,815	59	3.22
Residential first mortgage	12,552	492	3.92	12,188	486	3.99
Home equity	10,901	385	3.54	11,064	400	3.61
Indirect—vehicles	3,828	125	3.28	3,426	119	3.47
Indirect—other consumer	383	20	5.18	201	7	3.46
Consumer credit card	997	115	11.51	945	106	11.23
Other consumer	990	86	8.63	959	77	8.07
Total loans, net of unearned income (2)	79,634	3,017	3.79	76,253	3,004	3.94
Investment in operating leases, net (2)	214	5	2.60	—	—	—
Other earning assets (1)(3)	3,324	43	1.28	3,521	39	1.11
Total earning assets	107,871	3,650	3.38	104,097	3,652	3.51
Allowance for loan losses	(1,106)			(1,235)
Cash and due from banks	1,702			1,793
Other non-earning assets	13,798			13,697
	$122,265			$118,352
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$7,119	9	0.13	$6,596	8	0.12
Interest-bearing checking	21,324	18	0.08	20,804	19	0.09
Money market	26,573	28	0.10	26,006	29	0.11
Time deposits	8,167	54	0.66	9,003	49	0.55
Total interest-bearing deposits (4)	63,183	109	0.17	62,409	105	0.17
Federal funds purchased and securities sold under agreements to repurchase	588	—	—	1,944	2	0.08
Other short-term borrowings	338	1	0.20	55	—	—
Long-term borrowings	5,046	158	3.14	4,057	202	4.98
Total interest-bearing liabilities	69,155	268	0.39	68,465	309	0.45
Non-interest-bearing deposits (4)	33,707	—	—	31,072	—	—
Total funding sources	102,862	268	0.26	99,537	309	0.31
Net interest spread			2.99			3.06
Other liabilities	2,481			2,206
Stockholders’ equity (3)	16,922			16,609
	$122,265			$118,352
Net interest income and other financing income/margin FTE basis		$3,382	3.13%		$3,343	3.21%
_______
(1) Investments in Federal Reserve Bank and Federal Home Loan Bank stock were reclassified from securities available for sale to other earning assets during the fourth quarter of 2015. All periods presented have been revised to reflect this presentation.
(2) During the fourth quarter of 2015, Regions corrected the accounting for approximately $214 million of year-to-date average balances of leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases.

(3)
In the first quarter of 2015, the Company adopted new guidance related to the accounting for investments in qualified affordable housing projects. The guidance required retrospective application. All prior period amounts impacted by this guidance have been revised.

(4) Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.11% for both years ended December 31, 2015 and 2014, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income table below presents computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

	Quarter Ended
($ amounts in millions)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	4Q15 vs. 3Q15		4Q15 vs. 4Q14
Net income from continuing operations available to common shareholders (GAAP)	$272	$246	$273	$220	$203	$26	10.6%	$69	34.0%
Preferred dividends (GAAP)	16	16	16	16	16	—	—%	—	—%
Income tax expense (GAAP)	120	116	124	95	98	4	3.4%	22	22.4%
Income from continuing operations before income taxes (GAAP)	408	378	413	331	317	30	7.9%	91	28.7%
Provision for loan losses (GAAP)	69	60	63	49	8	9	15.0%	61	NM
Pre-tax pre-provision income from continuing operations (non-GAAP)	477	438	476	380	325	39	8.9%	152	46.8%
Other adjustments:
Securities gains, net	(11)	(7)	(6)	(5)	(12)	(4)	57.1%	1	(8.3)%
Insurance proceeds (1)	(1)	—	(90)	—	—	(1)	NM	(1)	NM
Leveraged lease termination gains, net	—	(6)	—	(2)	—	6	(100.0)%	—	NM
Salaries and employee benefits—severance charges	6	—	—	—	—	6	NM	6	NM
Professional, legal and regulatory expenses (2)	—	—	48	—	100	—	NM	(100)	(100.0)%
Branch consolidation, property and equipment charges (3)	6	1	27	22	10	5	NM	(4)	(40.0)%
Loss on early extinguishment of debt	—	—	—	43	—	—	NM	—	NM
Total other adjustments	—	(12)	(21)	58	98	12	(100.0)%	(98)	(100.0)%
Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)	$477	$426	$455	$438	$423	$51	12.0%	$54	12.8%

NM - Not Meaningful

(1)	Insurance proceeds recognized in 2015 are related to the settlement of the previously disclosed 2010 class-action lawsuit.

(2)
Regions recorded $50 million and $100 million of contingent legal and regulatory accruals during the second quarter of 2015 and the fourth quarter of 2014, respectively, related to previously disclosed matters. The fourth quarter of 2014 accruals were settled in the second quarter of 2015 for $2 million less than originally estimated and a corresponding recovery was recognized.

(3)	Charges in the second quarter of 2015 resulted from the transfer of land, previously held for future branch expansion, to held for sale based on changes in management's intent.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Non-Interest Income

	Quarter Ended
($ amounts in millions)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	4Q15 vs. 3Q15		4Q15 vs. 4Q14
Service charges on deposit accounts	$166	$167	$168	$161	$167	$(1)	(0.6)%	$(1)	(0.6)%
Card and ATM fees	96	93	90	85	86	3	3.2%	10	11.6%
Investment management and trust fee income	51	49	51	51	50	2	4.1%	1	2.0%
Mortgage income	37	39	46	40	27	(2)	(5.1)%	10	37.0%
Insurance commissions and fees	34	38	33	35	31	(4)	(10.5)%	3	9.7%
Capital markets fee income and other (1)	28	29	27	20	20	(1)	(3.4)%	8	40.0%
Insurance proceeds	1	—	90	—	—	1	NM	1	NM
Commercial credit fee income	19	20	21	16	15	(1)	(5.0)%	4	26.7%
Bank-owned life insurance	19	17	18	20	23	2	11.8%	(4)	(17.4)%
Investment services fee income	15	15	13	12	10	—	—%	5	50.0%
Securities gains, net	11	7	6	5	12	4	57.1%	(1)	(8.3)%
Net revenue from affordable housing	14	2	6	2	14	12	NM	—	—%
Other	23	21	21	23	19	2	9.5%	4	21.1%
Total non-interest income from continuing operations	$514	$497	$590	$470	$474	$17	3.4%	$40	8.4%
Mortgage Income

	Quarter Ended
($ amounts in millions)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	4Q15 vs. 3Q15		4Q15 vs. 4Q14
Production and sales	$23	$30	$31	$27	$20	$(7)	(23.3)%	$3	15.0%
Loan servicing	20	20	20	21	21	—	—%	(1)	(4.8)%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	12	(25)	28	(17)	(28)	37	(148.0)%	40	(142.9)%
MSRs hedge gain (loss)	(9)	25	(22)	17	22	(34)	(136.0)%	(31)	(140.9)%
MSRs change due to payment decay	(9)	(11)	(11)	(8)	(8)	2	(18.2)%	(1)	12.5%
MSR and related hedge impact	(6)	(11)	(5)	(8)	(14)	5	(45.5)%	8	(57.1)%
Total mortgage income	$37	$39	$46	$40	$27	$(2)	(5.1)%	$10	37.0%

Mortgage production - purchased	$852	$1,057	$1,097	$743	$817	$(205)	(19.4)%	$35	4.3%
Mortgage production - refinanced	338	364	505	527	351	(26)	(7.1)%	(13)	(3.7)%
Total mortgage production (2)	$1,190	$1,421	$1,602	$1,270	$1,168	$(231)	(16.3)%	$22	1.9%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	4Q15 vs. 3Q15		4Q15 vs. 4Q14
Investment management and trust fee income	$51	$49	$51	$51	$50	$2	4.1%	$1	2.0%
Insurance commissions and fees	34	38	33	35	31	(4)	(10.5)%	3	9.7%
Investment services fee income	15	15	13	12	10	—	—%	5	50.0%
Total wealth management income (3)	$100	$102	$97	$98	$91	$(2)	(2.0)%	$9	9.9%
_________
NM - Not Meaningful

(1)
Capital markets fee income and other primarily relates to capital raising activities that includes securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and advisory services. Beginning in the fourth quarter of 2015, this category also includes revenue derived from the purchase of BlackArch Partners, a private, middle-market mergers and acquisitions advisory firm headquartered in Charlotte, North Carolina.

(2)	Total mortgage production represents production during the period, including amounts sold into the secondary market as well as amounts retained in Regions' residential first mortgage loan portfolio.

(3)
Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment.

Selected Non-Interest Income Variance Analysis

•	Beginning in the second quarter of 2015, unused commitment fees are reported in commercial credit fee income. Prior period amounts remain in interest income.

•	Net revenue from affordable housing includes gains resulting from the sale of certain investments. This activity resulted in increased revenue in both of the fourth quarters of 2015 and 2014.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Non-Interest Expense

	Quarter Ended
($ amounts in millions)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	4Q15 vs. 3Q15		4Q15 vs. 4Q14
Salaries and employee benefits	$478	$470	$477	$458	$456	$8	1.7%	$22	4.8%
Net occupancy expense	91	90	89	91	93	1	1.1%	(2)	(2.2)%
Furniture and equipment expense	79	77	76	71	74	2	2.6%	5	6.8%
Outside services	40	38	40	31	37	2	5.3%	3	8.1%
Marketing	23	24	25	26	24	(1)	(4.2)%	(1)	(4.2)%
Professional, legal and regulatory expenses	22	25	71	19	134	(3)	(12.0)%	(112)	(83.6)%
FDIC insurance assessments (1)	22	46	15	22	20	(24)	(52.2)%	2	10.0%
Credit/checkcard expenses	13	15	13	13	11	(2)	(13.3)%	2	18.2%
Branch consolidation, property and equipment charges	6	1	27	22	10	5	NM	(4)	(40.0)%
Loss on early extinguishment of debt	—	—	—	43	—	—	NM	—	NM
Other	99	109	101	109	110	(10)	(9.2)%	(11)	(10.0)%
Total non-interest expense from continuing operations	$873	$895	$934	$905	$969	$(22)	(2.5)%	$(96)	(9.9)%
_________
NM - Not Meaningful

(1)	Prior to December 31, 2015, this was referred to as "deposit administrative fee".

Selected Non-Interest Expense Variance Analysis

•	Salaries and employee benefits increased in the fourth quarter of 2015 compared to the third quarter of 2015 primarily due to $6 million in severance related expenses.

•
During the second quarter of 2015 and the fourth quarter of 2014, Regions recorded $50 million and $100 million, respectively, of contingent legal and regulatory accruals related to previously disclosed matters. The fourth quarter of 2014 accruals were settled in the second quarter of 2015 for $2 million less than originally estimated and a corresponding recovery was recognized.

•
FDIC insurance assessments decreased in the fourth quarter of 2015 compared to the third quarter of 2015 due to an assessment expense of $23 million for adjustments related to prior assessments that was recorded in the third quarter. The second quarter of 2015 included a $6 million refund from over payments.

•
Branch consolidation, property and equipment charges in the first and fourth quarters of 2015 resulted from branch consolidations. The second quarter of 2015 charges resulted from the transfer of land, previously held for future branch expansion, to held for sale based on changes in management's intent.

•	Other expenses decreased in the fourth quarter of 2015 primarily as a result of a $12 million reduction in the Company's reserves for unfunded credit losses.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, and Return Ratios
The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. The table also shows the fee income ratio (non-GAAP), generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.
The following table also provides a calculation of “return on average tangible common stockholders’ equity”. Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity measure. Because tangible common stockholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	4Q15 vs. 3Q15		4Q15 vs. 4Q14
ADJUSTED EFFICIENCY AND FEE INCOME RATIOS, ADJUSTED NON-INTEREST INCOME/EXPENSE- CONTINUING OPERATIONS
Non-interest expense (GAAP)		$873	$895	$934	$905	$969	$(22)	(2.5)%	$(96)	(9.9)%
Adjustments:
Professional, legal and regulatory expenses (1)		—	—	(48)	—	(100)	—	NM	100	(100.0)%
Branch consolidation, property and equipment charges (2)		(6)	(1)	(27)	(22)	(10)	(5)	NM	4	(40.0)%
Loss on early extinguishment of debt		—	—	—	(43)	—	—	NM	—	NM
Salary and employee benefits—severance charges		(6)	—	—	—	—	(6)	NM	(6)	NM
Adjusted non-interest expense (non-GAAP)	A	$861	$894	$859	$840	$859	$(33)	(3.7)%	$2	0.2%
Net interest income and other financing income (GAAP)		$836	$836	$820	$815	$820	$—	NM	$16	2.0%
Taxable-equivalent adjustment		20	19	19	17	17	1	5.3%	3	17.6%
Net interest income and other financing income, taxable-equivalent basis	B	$856	$855	$839	$832	$837	$1	0.1%	$19	2.3%
Non-interest income (GAAP)	C	$514	$497	$590	$470	$474	$17	3.4%	$40	8.4%
Adjustments:
Securities gains, net		(11)	(7)	(6)	(5)	(12)	(4)	57.1%	1	(8.3)%
Insurance proceeds (3)		(1)	—	(90)	—	—	(1)	NM	(1)	NM
Leveraged lease termination gains, net		—	(6)	—	(2)	—	6	(100.0)%	—	NM
Adjusted non-interest income (non-GAAP)	D	$502	$484	$494	$463	$462	$18	3.7%	$40	8.7%
Total revenue, taxable-equivalent basis	B+C	$1,370	$1,352	$1,429	$1,302	$1,311	$18	1.3%	$59	4.5%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	B+D=E	$1,358	$1,339	$1,333	$1,295	$1,299	$19	1.4%	$59	4.5%
Adjusted efficiency ratio (non-GAAP) (4)(5)	A/E	63.4%	66.8%	64.5%	64.9%	66.1%
Adjusted fee income ratio (non-GAAP)	D/E	37.0%	36.2%	37.0%	35.7%	35.6%

		Quarter Ended
($ amounts in millions)		12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY- CONSOLIDATED
Net income available to common shareholders (GAAP)	F	$269	$242	$269	$218	$200
Average stockholders' equity (GAAP)		$16,889	$16,866	$16,946	$16,963	$17,074
Less:
Average intangible assets (GAAP)		5,132	5,089	5,083	5,089	5,097
Average deferred tax liability related to intangibles (GAAP)		(167)	(169)	(171)	(172)	(176)
Average preferred stock (GAAP)		822	838	856	878	886
Average tangible common stockholders' equity (non-GAAP)	G	$11,102	$11,108	$11,178	$11,168	$11,267
Return on average tangible common stockholders' equity (non-GAAP)*	F/G	9.61%	8.65%	9.66%	7.91%	7.04%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, and Return Ratios (Continued)

		Year Ended December 31
($ amounts in millions)		2015	2014	2015 vs. 2014
ADJUSTED EFFICIENCY AND FEE INCOME RATIOS, ADJUSTED NON-INTEREST INCOME/EXPENSE- CONTINUING OPERATIONS
Non-interest expense (GAAP)		$3,607	$3,432	$175	5.1%
Adjustments:
Professional, legal and regulatory expenses (1)		(48)	(93)	45	(48.4)%
Branch consolidation, property and equipment charges (2)		(56)	(16)	(40)	250.0%
Loss on early extinguishment of debt		(43)	—	(43)	NM
Salary and employee benefits—severance charges		(6)	—	(6)	NM
Gain on sale of TDRs held for sale, net		—	35	(35)	(100.0)%
Adjusted non-interest expense (non-GAAP)	H	$3,454	$3,358	$96	2.9%
Net interest income and other financing income (GAAP)		$3,307	$3,280	$27	0.8%
Taxable-equivalent adjustment		75	63	12	19.0%
Net interest income and other financing income, taxable-equivalent basis	I	$3,382	$3,343	$39	1.2%
Non-interest income (GAAP)	J	$2,071	$1,903	$168	8.8%
Adjustments:
Securities gains, net		(29)	(27)	(2)	7.4%
Insurance proceeds (3)		(91)	—	(91)	NM
Leveraged lease termination gains, net		(8)	(10)	2	(20.0)%
Adjusted non-interest income (non-GAAP)	K	$1,943	$1,866	$77	4.1%
Total revenue, taxable-equivalent basis	I+J	$5,453	$5,246	$207	3.9%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	I+K=L	$5,325	$5,209	$116	2.2%
Adjusted efficiency ratio (non-GAAP) (6)	H/L	64.9%	64.4%
Adjusted fee income ratio (non-GAAP)	K/L	36.5%	35.8%
________
*Annualized
NM - Not Meaningful

(1)
Regions recorded $50 million and $100 million of contingent legal and regulatory accruals during the second quarter of 2015 and the fourth quarter of 2014, respectively, related to previously disclosed matters. The fourth quarter of 2014 accruals were settled in the second quarter of 2015 for $2 million less than originally estimated and a corresponding recovery was recognized.

(2)
Branch consolidation, property and equipment charges in the second quarter of 2015 resulted from the transfer of land, previously held for future branch expansion, to held for sale based on changes in management's intent.

(3)	Insurance proceeds recognized in 2015 are related to the settlement of the previously disclosed 2010 class-action lawsuit.

(4)	Excluding $23 million of FDIC insurance assessment adjustments to prior assessments recorded in the third quarter of 2015, the adjusted efficiency ratio would have been 65.0%.

(5)
During the fourth quarter of 2015, Regions corrected the accounting for certain leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases and totaled approximately $834 million at December 31, 2015. The aggregate impact of this adjustment lowered net interest income and other financing income $15 million. Excluding the negative impact of the $15 million, the adjusted efficiency ratio would have been 62.7%.

(6)
Excluding the $23 million of FDIC insurance assessment adjustments recorded in the third quarter of 2015, and the $15 million negative adjustment to net interest income and other financing income related to the leases adjustment in the fourth quarter of 2015, the adjusted year-to-date efficiency ratio would have been 64.3%.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Statements of Discontinued Operations (unaudited)
On January 11, 2012, Regions entered into a stock purchase agreement to sell Morgan Keegan and Company, Inc. and related affiliates to Raymond James Financial Inc. The sale was closed on April 2, 2012. Regions Investment Management, Inc. (formerly known as Morgan Asset Management, Inc.) and Regions Trust were not included in the sale. In connection with the agreement, the results of the entities sold are reported as discontinued operations. The following tables represent the unaudited condensed results for discontinued operations.

	Quarter Ended
($ amounts in millions, except per share data)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Non-interest expense:
Professional and legal expenses	$5	$7	$5	$4	$5
Other	1	(1)	1	—	—
Total non-interest expense	6	6	6	4	5
Income (loss) from discontinued operations before income tax	(6)	(6)	(6)	(4)	(5)
Income tax expense (benefit)	(3)	(2)	(2)	(2)	(2)
Income (loss) from discontinued operations, net of tax	$(3)	$(4)	$(4)	$(2)	$(3)
Weighted-average shares outstanding—during quarter (1):
Basic	1,301	1,319	1,335	1,346	1,365
Diluted	1,301	1,319	1,335	1,346	1,365
Earnings (loss) per common share from discontinued operations:
Basic	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.00)

	Year Ended December 31
($ amounts in millions, except per share data)	2015	2014
Non-interest income:
Insurance proceeds	$—	$19
Total non-interest income	—	19
Non-interest expense:
Professional and legal expenses	21	(3)
Other	1	1
Total non-interest expense	22	(2)
Income (loss) from discontinued operations before income tax	(22)	21
Income tax expense (benefit)	(9)	8
Income (loss) from discontinued operations, net of tax	$(13)	$13
Weighted-average shares outstanding—during year (1):
Basic	1,325	1,375
Diluted	1,325	1,387
Earnings (loss) per common share from discontinued operations:
Basic	$(0.01)	$0.01
Diluted	$(0.01)	$0.01
_________

(1)	In a period where there is a loss from discontinued operations, basic and diluted weighted-average common shares outstanding are the same.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Components:
Allowance for loan losses (ALL)	$1,106	$1,115	$1,115	$1,098	$1,103
Reserve for unfunded credit commitments	52	64	64	66	65
Allowance for credit losses (ACL)	$1,158	$1,179	$1,179	$1,164	$1,168

Provision for loan losses	$69	$60	$63	$49	$8
Provision (credit) for unfunded credit losses	(12)	—	(2)	1	—

Net loans charged-off:
Commercial and industrial	43	16	4	16	23
Commercial real estate mortgage—owner-occupied	1	3	3	1	11
Commercial real estate construction—owner-occupied	—	—	—	—	—
Total commercial	44	19	7	17	34
Commercial investor real estate mortgage	(2)	(2)	1	2	(2)
Commercial investor real estate construction	(7)	—	(2)	(2)	(1)
Total investor real estate	(9)	(2)	(1)	—	(3)
Residential first mortgage	5	6	4	3	6
Home equity—first lien	2	4	5	3	5
Home equity—second lien	5	7	7	7	11
Indirect—vehicles	9	6	5	6	7
Consumer credit card	8	7	8	8	8
Other consumer	14	13	11	10	15
Total consumer	43	43	40	37	52
Total	$78	$60	$46	$54	$83
Net loan charge-offs as a % of average loans, annualized:
Commercial and industrial	0.48%	0.18%	0.04%	0.20%	0.28%
Commercial real estate mortgage—owner-occupied	0.08%	0.14%	0.14%	0.05%	0.54%
Commercial real estate construction—owner-occupied	(0.13)%	(0.09)%	(0.03)%	(0.03)%	(0.02)%
Total commercial	0.40%	0.17%	0.06%	0.17%	0.33%
Commercial investor real estate mortgage	(0.22)%	(0.17)%	0.09%	0.17%	(0.11)%
Commercial investor real estate construction	(1.00)%	(0.15)%	(0.23)%	(0.40)%	(0.32)%
Total investor real estate	(0.51)%	(0.16)%	(0.02)%	(0.01)%	(0.17)%
Residential first mortgage	0.16%	0.17%	0.15%	0.10%	0.18%
Home equity—first lien	0.11%	0.24%	0.30%	0.19%	0.29%
Home equity—second lien	0.47%	0.62%	0.67%	0.58%	0.93%
Indirect—vehicles	0.83%	0.68%	0.50%	0.69%	0.77%
Consumer credit card	3.14%	3.01%	3.13%	3.43%	3.29%
Other consumer	5.25%	5.37%	4.27%	4.43%	5.92%
Total consumer	0.55%	0.59%	0.54%	0.53%	0.70%
Total	0.38%	0.30%	0.23%	0.28%	0.42%
Non-accrual loans, excluding loans held for sale	$782	$789	$751	$800	$829
Non-performing loans held for sale	38	26	26	32	38
Non-accrual loans, including loans held for sale	820	815	777	832	867
Foreclosed properties	100	111	134	138	124
Non-performing assets (NPAs)	$920	$926	$911	$970	$991
Loans past due > 90 days (1)	$213	$210	$197	$211	$222
Accruing restructured loans not included in categories above (2)	$1,039	$1,046	$1,150	$1,220	$1,260
Credit Ratios:
ACL/Loans, net	1.43%	1.45%	1.47%	1.49%	1.51%
ALL/Loans, net	1.36%	1.38%	1.39%	1.40%	1.43%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.41x	1.41x	1.49x	1.37x	1.33x
Non-accrual loans, excluding loans held for sale/Loans, net	0.96%	0.97%	0.94%	1.02%	1.07%
NPAs (ex. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale	1.13%	1.14%	1.13%	1.24%	1.28%
NPAs (inc. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale (1)	1.39%	1.40%	1.38%	1.51%	1.57%

(1)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 16 for amounts related to these loans.

(2)	See page 17 for detail of restructured loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Credit Quality (Continued)

Allowance for Credit Losses

	Year Ended December 31
($ amounts in millions)	2015	2014
Balance at beginning of year	$1,168	$1,419
Net loans charged off	(238)	(307)
Provision for loan losses	241	69
Provision (credit) for unfunded credit losses	(13)	(13)
Balance at end of year	$1,158	$1,168

 Non-Accrual Loans (excludes loans held for sale)

	As of
($ amounts in millions)	12/31/2015		9/30/2015		6/30/2015		3/31/2015		12/31/2014
Commercial and industrial	$325	0.91%	$350	0.97%	$297	0.84%	$298	0.89%	$252	0.77%
Commercial real estate mortgage—owner-occupied	268	3.55%	233	3.01%	203	2.60%	216	2.68%	238	2.88%
Commercial real estate construction—owner-occupied	2	0.50%	3	0.81%	4	0.96%	3	0.63%	3	0.64%
Total commercial	595	1.36%	586	1.33%	504	1.16%	517	1.23%	493	1.19%
Commercial investor real estate mortgage	31	0.73%	39	0.89%	63	1.38%	85	1.89%	123	2.64%
Commercial investor real estate construction	—	—%	1	0.02%	2	0.08%	—	0.01%	2	0.09%
Total investor real estate	31	0.45%	40	0.57%	65	0.93%	85	1.23%	125	1.84%
Residential first mortgage	63	0.49%	67	0.53%	86	0.68%	101	0.81%	109	0.88%
Home equity	93	0.84%	96	0.88%	96	0.88%	97	0.90%	102	0.94%
Total consumer	156	0.51%	163	0.54%	182	0.61%	198	0.68%	211	0.72%
Total non-accrual loans	$782	0.96%	$789	0.97%	$751	0.94%	$800	1.02%	$829	1.07%

Criticized and Classified Loans—Business Services (1)

	As of
						12/31/2015		12/31/2015
($ amounts in millions)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	vs. 9/30/2015		vs. 12/31/2014
Special mention (2)	$1,434	$1,416	$1,163	$1,097	$1,206	$18	1.3%	$228	18.9%
Accruing classified loans	1,311	1,212	1,218	1,125	875	99	8.2%	436	49.8%
Non-accruing classified loans	626	626	569	602	618	—	—%	8	1.3%
Total	$3,371	$3,254	$2,950	$2,824	$2,699	$117	3.6%	$672	24.9%

(1)	Business services represents the combined total of commercial and investor real estate loans.

(2)
The fourth and third quarters of 2015 increases in business services special mention ("criticized") loans were driven by some weakening in a small number of larger loans primarily within the energy portfolio.

Home Equity Lines of Credit - Future Principal Payment Resets (3)

	As of 12/31/2015
($ amounts in millions)	First Lien	% of Total	Second Lien	% of Total	Total
2016	$27	0.34%	$54	0.69%	$81
2017	4	0.06%	10	0.13%	14
2018	14	0.17%	20	0.25%	34
2019	94	1.20%	83	1.06%	177
2020	189	2.40%	148	1.88%	337
2021-2025	1,591	20.27%	1,557	19.83%	3,148
2026-2030	2,009	25.59%	2,049	26.10%	4,058
Thereafter	—	0.01%	1	0.02%	1
Total	$3,928	50.04%	$3,922	49.96%	$7,850

(3)
The balance of Regions' home equity portfolio was $10,978 million at December 31, 2015 consisting of $7,850 million of home equity lines of credit and $3,128 million of closed-end home equity loans. The home equity lines of credit presented in the table above are based on maturity date for lines with a balloon payment and draw period expiration date for lines that convert to a repayment period. The closed-end loans were primarily originated as amortizing loans, and were therefore excluded from the table above.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions)	12/31/2015		9/30/2015		6/30/2015		3/31/2015		12/31/2014
Commercial and industrial	$17	0.05%	$16	0.05%	$23	0.06%	$27	0.08%	$23	0.07%
Commercial real estate mortgage—owner-occupied	31	0.42%	41	0.53%	38	0.49%	30	0.37%	34	0.41%
Commercial real estate construction—owner-occupied	1	0.29%	1	0.18%	—	0.10%	—	—%	1	0.13%
Total commercial	49	0.11%	58	0.13%	61	0.14%	57	0.13%	58	0.14%
Commercial investor real estate mortgage	27	0.63%	24	0.54%	18	0.39%	9	0.19%	20	0.42%
Commercial investor real estate construction	2	0.06%	1	0.02%	—	0.01%	4	0.17%	—	—%
Total investor real estate	29	0.41%	25	0.35%	18	0.26%	13	0.18%	20	0.29%
Residential first mortgage—non-guaranteed (1)	122	0.98%	116	0.94%	124	1.02%	109	0.91%	139	1.17%
Home equity	84	0.76%	98	0.89%	84	0.77%	101	0.93%	111	1.02%
Indirect—vehicles	63	1.59%	52	1.33%	46	1.21%	41	1.10%	53	1.45%
Indirect—other consumer	3	0.57%	2	0.33%	1	0.14%	—	—%	—	—%
Consumer credit card	12	1.08%	11	1.13%	10	1.02%	11	1.14%	13	1.32%
Other consumer	15	1.44%	14	1.41%	14	1.42%	12	0.99%	17	1.45%
Total consumer (1)	299	0.99%	293	0.99%	279	0.95%	274	0.95%	333	1.16%
Total accruing 30-89 days past due loans (1)	$377	0.47%	$376	0.47%	$358	0.45%	$344	0.44%	$411	0.53%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions)	12/31/2015		9/30/2015		6/30/2015		3/31/2015		12/31/2014
Commercial and industrial	$9	0.02%	$7	0.02%	$3	0.01%	$4	0.01%	$7	0.02%
Commercial real estate mortgage—owner-occupied	3	0.03%	6	0.08%	2	0.02%	7	0.09%	5	0.06%
Total commercial	12	0.03%	13	0.03%	5	0.01%	11	0.03%	12	0.03%
Commercial investor real estate mortgage	4	0.10%	2	0.05%	1	0.01%	2	0.05%	3	0.06%
Total investor real estate	4	0.06%	2	0.03%	1	0.01%	2	0.03%	3	0.04%
Residential first mortgage—non-guaranteed (2)	113	0.91%	121	0.98%	109	0.89%	109	0.90%	122	1.03%
Home equity	59	0.54%	51	0.47%	61	0.55%	67	0.62%	63	0.57%
Indirect—vehicles	9	0.22%	8	0.20%	6	0.18%	6	0.16%	7	0.20%
Consumer credit card	12	1.12%	11	1.07%	11	1.10%	12	1.25%	12	1.21%
Other consumer	4	0.37%	4	0.40%	4	0.37%	4	0.31%	3	0.22%
Total consumer (2)	197	0.66%	195	0.66%	191	0.65%	198	0.69%	207	0.72%
Total accruing 90+ days past due loans (2)	$213	0.26%	$210	0.26%	$197	0.25%	$211	0.27%	$222	0.29%

Total delinquencies (1) (2)	$590	0.73%	$586	0.73%	$555	0.70%	$555	0.71%	$633	0.82%

(1)
Excludes loans that are 100% guaranteed by FHA. Total 30-89 days past due guaranteed loans excluded were $26 million at 12/31/2015, $23 million at 9/30/2015, $23 million at 6/30/2015, $18 million at 3/31/2015 and $24 million at 12/31/2014.

(2)
Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to GNMA where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $107 at 12/31/2015, $110 million at 9/30/2015, $103 million at 6/30/2015, $116 million at 3/31/2015 and $125 million at 12/31/2014.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Troubled Debt Restructurings

	As of
($ amounts in millions)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Current:
Commercial	$135	$147	$202	$244	$244
Investor real estate	149	145	194	227	281
Residential first mortgage	341	334	328	333	301
Home equity	306	309	317	316	320
Consumer credit card	2	2	2	2	2
Other consumer	12	13	14	15	16
Total current	945	950	1,057	1,137	1,164
Accruing 30-89 DPD:
Commercial	11	12	16	5	7
Investor real estate	8	6	5	7	9
Residential first mortgage	57	58	53	49	55
Home equity	17	19	18	21	23
Other consumer	1	1	1	1	2
Total accruing 30-89 DPD	94	96	93	83	96
Total accruing and <90 DPD	1,039	1,046	1,150	1,220	1,260
Non-accrual or 90+ DPD:
Commercial	135	118	93	104	93
Investor real estate	22	25	31	42	67
Residential first mortgage	81	88	90	96	112
Home equity	18	21	22	24	25
Total non-accrual or 90+DPD	256	252	236	266	297
Total TDRs - Loans	$1,295	$1,298	$1,386	$1,486	$1,557

TDRs - Held For Sale	8	14	18	19	29
Total TDRs	$1,303	$1,312	$1,404	$1,505	$1,586

Total TDRs - Loans by Portfolio
	As of
($ amounts in millions)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Total commercial TDRs	$281	$277	$311	$353	$344
Total investor real estate TDRs	179	176	230	276	357
Total consumer TDRs	835	845	845	857	856
Total TDRs - Loans	$1,295	$1,298	$1,386	$1,486	$1,557

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Consolidated Balance Sheets (unaudited)

	As of
($ amounts in millions)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Assets:
Cash and due from banks	$1,382	$1,726	$1,661	$1,737	$1,601
Interest-bearing deposits in other banks	3,932	3,217	2,094	4,224	2,303
Federal funds sold and securities purchased under agreements to resell	—	65	—	65	100
Trading account securities	143	106	110	107	106
Securities held to maturity	1,946	2,001	2,067	2,129	2,175
Securities available for sale (1)	22,710	22,034	22,045	22,375	22,053
Loans held for sale	448	453	511	491	541
Loans, net of unearned income (2)	81,162	81,063	80,149	78,243	77,307
Allowance for loan losses	(1,106)	(1,115)	(1,115)	(1,098)	(1,103)
Net loans	80,056	79,948	79,034	77,145	76,204
Other earning assets (1)(2)	1,652	773	697	587	616
Premises and equipment, net	2,152	2,122	2,147	2,174	2,193
Interest receivable	319	316	305	313	310
Goodwill	4,878	4,831	4,816	4,816	4,816
Residential mortgage servicing rights at fair value (MSRs)	252	241	268	239	257
Other identifiable intangible assets	259	263	268	272	275
Other assets	5,921	6,693	5,832	5,773	6,013
Total assets	$126,050	$124,789	$121,855	$122,447	$119,563
Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$34,862	$34,117	$33,810	$33,553	$31,747
Interest-bearing	63,568	63,061	63,265	63,924	62,453
Total deposits	98,430	97,178	97,075	97,477	94,200
Borrowed funds:
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	—	—	96	2,085	1,753
Other short-term borrowings	10	—	1,750	—	500
Total short-term borrowings	10	—	1,846	2,085	2,253
Long-term borrowings	8,349	7,364	3,602	3,208	3,462
Total borrowed funds	8,359	7,364	5,448	5,293	5,715
Other liabilities	2,417	3,295	2,433	2,626	2,775
Total liabilities	109,206	107,837	104,956	105,396	102,690
Stockholders’ equity:
Preferred stock, non-cumulative perpetual	820	836	852	868	884
Common stock	13	13	14	14	14
Additional paid-in capital	17,883	18,019	18,355	18,604	18,767
Retained earnings (deficit)	(115)	(400)	(658)	(943)	(1,177)
Treasury stock, at cost	(1,377)	(1,377)	(1,377)	(1,377)	(1,377)
Accumulated other comprehensive income (loss), net	(380)	(139)	(287)	(115)	(238)
Total stockholders’ equity	16,844	16,952	16,899	17,051	16,873
Total liabilities and stockholders’ equity	$126,050	$124,789	$121,855	$122,447	$119,563
_________
(1) Investments in Federal Reserve Bank and Federal Home Loan Bank stock were reclassified from securities available for sale to other earning assets during the fourth quarter of 2015. All periods presented have been revised to reflect this presentation.
(2) During the fourth quarter of 2015, certain capital leases, for which Regions is the lessor, were determined to be operating leases resulting in their reclassification out of loans into other earning assets. These lease balances were $834 million at year-end.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Loans and Leases

	As of
						12/31/2015		12/31/2015
($ amounts in millions)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	vs. 9/30/2015		vs. 12/31/2014
Commercial and industrial	$35,821	$35,906	$35,347	$33,681	$32,732	$(85)	(0.2)%	$3,089	9.4%
Commercial real estate mortgage—owner-occupied	7,538	7,741	7,797	8,043	8,263	(203)	(2.6)%	(725)	(8.8)%
Commercial real estate construction—owner-occupied	423	406	448	437	407	17	4.2%	16	3.9%
Total commercial (1)	43,782	44,053	43,592	42,161	41,402	(271)	(0.6)%	2,380	5.7%
Commercial investor real estate mortgage	4,255	4,386	4,509	4,499	4,680	(131)	(3.0)%	(425)	(9.1)%
Commercial investor real estate construction	2,692	2,525	2,419	2,422	2,133	167	6.6%	559	26.2%
Total investor real estate	6,947	6,911	6,928	6,921	6,813	36	0.5%	134	2.0%
Total business (1)	50,729	50,964	50,520	49,082	48,215	(235)	(0.5)%	2,514	5.2%
Residential first mortgage	12,811	12,730	12,589	12,418	12,315	81	0.6%	496	4.0%
Home equity—first lien	6,696	6,577	6,424	6,261	6,195	119	1.8%	501	8.1%
Home equity—second lien	4,282	4,370	4,475	4,593	4,737	(88)	(2.0)%	(455)	(9.6)%
Indirect—vehicles	3,984	3,895	3,782	3,701	3,642	89	2.3%	342	9.4%
Indirect—other consumer	545	490	383	272	206	55	11.2%	339	164.6%
Consumer credit card	1,075	1,016	992	966	1,009	59	5.8%	66	6.5%
Other consumer	1,040	1,021	984	950	988	19	1.9%	52	5.3%
Total consumer	30,433	30,099	29,629	29,161	29,092	334	1.1%	1,341	4.6%
Total Loans	$81,162	$81,063	$80,149	$78,243	$77,307	$99	0.1%	$3,855	5.0%
Operating leases previously reported as capital leases	834	—	—	—	—	834	NM	834	NM
Adjusted Total Loans and Leases (non-GAAP) (1)	$81,996	$81,063	$80,149	$78,243	$77,307	$933	1.2%	$4,689	6.1%

	Average Balances
($ amounts in millions)	4Q15	3Q15	2Q15	1Q15	4Q14	4Q15 vs. 3Q15		4Q15 vs. 4Q14
Commercial and industrial	$35,511	$35,647	$34,480	$33,418	$32,484	$(136)	(0.4)%	$3,027	9.3%
Commercial real estate mortgage—owner-occupied	7,675	7,768	7,921	8,143	8,466	(93)	(1.2)%	(791)	(9.3)%
Commercial real estate construction—owner-occupied	415	443	430	422	367	(28)	(6.3)%	48	13.1%
Total commercial	43,601	43,858	42,831	41,983	41,317	(257)	(0.6)%	2,284	5.5%
Commercial investor real estate mortgage	4,332	4,441	4,549	4,629	4,837	(109)	(2.5)%	(505)	(10.4)%
Commercial investor real estate construction	2,576	2,455	2,416	2,236	2,032	121	4.9%	544	26.8%
Total investor real estate	6,908	6,896	6,965	6,865	6,869	12	0.2%	39	0.6%
Total business	50,509	50,754	49,796	48,848	48,186	(245)	(0.5)%	2,323	4.8%
Residential first mortgage	12,753	12,649	12,471	12,330	12,273	104	0.8%	480	3.9%
Home equity—first lien	6,643	6,510	6,355	6,234	6,161	133	2.0%	482	7.8%
Home equity—second lien	4,305	4,392	4,512	4,651	4,778	(87)	(2.0)%	(473)	(9.9)%
Indirect—vehicles	3,969	3,863	3,768	3,708	3,627	106	2.7%	342	9.4%
Indirect—other consumer	523	439	328	237	203	84	19.1%	320	157.6%
Consumer credit card	1,031	1,004	975	977	975	27	2.7%	56	5.7%
Other consumer	1,027	1,004	970	957	979	23	2.3%	48	4.9%
Total consumer	30,251	29,861	29,379	29,094	28,996	390	1.3%	1,255	4.3%
Total Loans	$80,760	$80,615	$79,175	$77,942	$77,182	$145	0.2%	$3,578	4.6%
Operating leases previously reported as capital leases	852	—	—	—	—	852	NM	852	NM
Adjusted Total Loans and Leases (non-GAAP) (1)	$81,612	$80,615	$79,175	$77,942	$77,182	$997	1.2%	$4,430	5.7%
_________
(1) Regions believes including the impact of the operating leases, reported as capital leases prior to the fourth quarter of 2015, provides a meaningful calculation of loan and lease growth rates and presents them on the same basis as that applied by management. Adjusting the December 31, 2015 ending balances of total commercial and business loan categories to include the impact of the operating leases, loan and lease growth rates would have been 1.3% and 1.2%, respectively, compared to September 30, 2015, and 7.8%
and 6.9%, respectively, compared to December 31, 2014.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Loans and Leases (Continued)
End of Period Loan Portfolio Balances by Percentage	As of
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Commercial and industrial	44.1%	44.3%	44.1%	43.0%	42.4%
Commercial real estate mortgage—owner-occupied	9.3%	9.5%	9.7%	10.3%	10.7%
Commercial real estate construction—owner-occupied	0.5%	0.5%	0.6%	0.6%	0.5%
Total commercial	53.9%	54.3%	54.4%	53.9%	53.6%
Commercial investor real estate mortgage	5.3%	5.4%	5.6%	5.7%	6.0%
Commercial investor real estate construction	3.3%	3.1%	3.0%	3.1%	2.8%
Total investor real estate	8.6%	8.5%	8.6%	8.8%	8.8%
Total business	62.5%	62.8%	63.0%	62.7%	62.4%
Residential first mortgage	15.8%	15.7%	15.7%	15.9%	15.9%
Home equity—first lien	8.2%	8.1%	8.0%	8.0%	8.0%
Home equity—second lien	5.3%	5.4%	5.6%	5.9%	6.1%
Indirect—vehicles	4.9%	4.8%	4.7%	4.7%	4.7%
Indirect—other consumer	0.7%	0.6%	0.5%	0.4%	0.3%
Consumer credit card	1.3%	1.3%	1.3%	1.2%	1.3%
Other consumer	1.3%	1.3%	1.2%	1.2%	1.3%
Total consumer	37.5%	37.2%	37.0%	37.3%	37.6%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Deposits

	As of
						12/31/2015		12/31/2015
($ amounts in millions)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	vs. 9/30/2015		vs. 12/31/2014
Customer Deposits
Interest-free deposits	$34,862	$34,117	$33,810	$33,553	$31,747	$745	2.2%	$3,115	9.8%
Interest-bearing checking	21,902	21,096	21,315	21,780	21,544	806	3.8%	358	1.7%
Savings	7,287	7,184	7,157	7,146	6,653	103	1.4%	634	9.5%
Money market—domestic	26,468	26,541	26,417	26,371	25,396	(73)	(0.3)%	1,072	4.2%
Money market—foreign	243	256	258	238	265	(13)	(5.1)%	(22)	(8.3)%
Low-cost deposits	90,762	89,194	88,957	89,088	85,605	1,568	1.8%	5,157	6.0%
Time deposits	7,468	7,784	8,118	8,389	8,595	(316)	(4.1)%	(1,127)	(13.1)%
Total Customer Deposits	98,230	96,978	97,075	97,477	94,200	1,252	1.3%	4,030	4.3%
Corporate Treasury Deposits
Time deposits	200	200	—	—	—	—	NM	200	NM
Total Deposits	$98,430	$97,178	$97,075	$97,477	$94,200	$1,252	1.3%	$4,230	4.5%

	Average Balances
($ amounts in millions)	4Q15	3Q15	2Q15	1Q15	4Q14	4Q15 vs. 3Q15		4Q15 vs. 4Q14
Customer Deposits
Interest-free deposits	$34,746	$34,089	$33,708	$32,255	$31,951	$657	1.9%	$2,795	8.7%
Interest-bearing checking	21,052	20,992	21,494	21,769	21,003	60	0.3%	49	0.2%
Savings	7,245	7,182	7,165	6,878	6,635	63	0.9%	610	9.2%
Money market—domestic	26,371	26,522	26,233	26,132	25,506	(151)	(0.6)%	865	3.4%
Money market—foreign	256	271	250	249	246	(15)	(5.5)%	10	4.1%
Low-cost deposits	89,670	89,056	88,850	87,283	85,341	614	0.7%	4,329	5.1%
Time deposits	7,618	7,958	8,250	8,500	8,683	(340)	(4.3)%	(1,065)	(12.3)%
Total Customer Deposits	97,288	97,014	97,100	95,783	94,024	274	0.3%	3,264	3.5%
Corporate Treasury Deposits
Time deposits	200	152	—	—	—	48	31.6%	200	NM
Total Deposits	$97,488	$97,166	$97,100	$95,783	$94,024	$322	0.3%	$3,464	3.7%

					As of
End of Period Deposits by Percentage					12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Customer Deposits
Interest-free deposits					35.4%	35.1%	34.8%	34.4%	33.7%
Interest-bearing checking					22.3%	21.7%	22.0%	22.4%	22.9%
Savings					7.4%	7.4%	7.4%	7.3%	7.0%
Money market—domestic					26.9%	27.3%	27.2%	27.1%	27.0%
Money market—foreign					0.2%	0.3%	0.3%	0.2%	0.3%
Low-cost deposits					92.2%	91.8%	91.7%	91.4%	90.9%
Time deposits					7.6%	8.0%	8.3%	8.6%	9.1%
Total Customer Deposits					99.8%	99.8%	100.0%	100.0%	100.0%
Corporate Treasury Deposits
Time deposits					0.2%	0.2%	—%	—%	—%
Total Deposits					100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Reconciliation to GAAP Financial Measures
Tangible Common Ratios and Capital
The following tables provide the calculation of the end of period “tangible common stockholders’ equity” and "tangible common book value per share" ratios, a reconciliation of stockholders’ equity (GAAP) to tangible common stockholders’ equity (non-GAAP), and the fully phased-in pro-forma of Basel III common equity Tier 1 (non-GAAP).

The calculation of the fully phased-in pro-forma "Common equity Tier 1" (CET1) is based on Regions’ understanding of the Final Basel III requirements. For Regions, the Basel III framework became effective on a phased-in approach starting in 2015 with full implementation beginning in 2019. The calculation provided below includes estimated pro-forma amounts for the ratio on a fully phased-in basis. Regions’ current understanding of the final framework includes certain assumptions, including the Company’s interpretation of the requirements, and informal feedback received through the regulatory process. Regions’ understanding of the framework is evolving and will likely change as analysis and discussions with regulators continue. Because Regions is not currently subject to the fully-phased in capital rules, this pro-forma measure is considered to be a non-GAAP financial measure, and other entities may calculate it differently from Regions’ disclosed calculation.

A company's regulatory capital is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to broad risk categories. The aggregated dollar amount in each category is then multiplied by the prescribed risk-weighted percentage. The resulting weighted values from each of the categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Common equity Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the common equity Tier 1 capital ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements on a fully phased-in basis.

Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders' equity and the fully phased-in Basel III framework, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Tangible Common Ratios—Consolidated
Stockholders’ equity (GAAP)		$16,844	$16,952	$16,899	$17,051	$16,873
Less:
Preferred stock (GAAP)		820	836	852	868	884
Intangible assets (GAAP)		5,137	5,094	5,084	5,088	5,091
Deferred tax liability related to intangibles (GAAP)		(165)	(168)	(170)	(173)	(172)
Tangible common stockholders’ equity (non-GAAP)	A	$11,052	$11,190	$11,133	$11,268	$11,070
Total assets (GAAP)		$126,050	$124,789	$121,855	$122,447	$119,563
Less:
Intangible assets (GAAP)		5,137	5,094	5,084	5,088	5,091
Deferred tax liability related to intangibles (GAAP)		(165)	(168)	(170)	(173)	(172)
Tangible assets (non-GAAP)	B	$121,078	$119,863	$116,941	$117,532	$114,644
Shares outstanding—end of quarter	C	1,297	1,304	1,331	1,343	1,354
Tangible common stockholders’ equity to tangible assets (non-GAAP)	A/B	9.13%	9.34%	9.52%	9.59%	9.66%
Tangible common book value per share (non-GAAP)	A/C	$8.52	$8.58	$8.37	$8.39	$8.18

($ amounts in millions)		12/31/2015	9/30/2015	6/30/2015	3/31/2015
Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma (1)
Stockholder's equity (GAAP)		$16,844	$16,952	$16,899	$17,051
Non-qualifying goodwill and intangibles		(4,958)	(4,913)	(4,902)	(4,910)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		286	41	183	1
Preferred stock (GAAP)		(820)	(836)	(852)	(868)
Basel III common equity Tier 1—Fully Phased-In Pro-Forma (non-GAAP)	D	$11,352	$11,244	$11,328	$11,274
Basel III risk-weighted assets—Fully Phased-In Pro-Forma (non-GAAP) (2)	E	$105,938	$104,645	$102,479	$101,027
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP)	D/E	10.7%	10.8%	11.1%	11.2%

(1)
Current quarter amounts and the resulting ratio are estimated. Regulatory capital measures for periods prior to the first quarter of 2015 were not revised to reflect the retrospective application of new accounting guidance related to investments in qualified affordable housing projects. As a result, those calculations have been removed from the table.

(2)
Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III on a fully phased-in basis. The amounts included above are a reasonable approximation, based on our understanding of the requirements.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•
Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.

•
Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings.

•	The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict.

•
Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity.

•
Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

•
Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.

•	Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are.

•	Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs.

•	Our inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on our revenue.

•
Changes in laws and regulations affecting our businesses, such as the Dodd-Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.

•
Our ability to obtain no regulatory objection (as part of the comprehensive capital analysis and review ("CCAR") process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us.

•
Our ability to comply with applicable capital and liquidity requirements (including the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted.

•
The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.

•	Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business.

•	Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.

•	Any inaccurate or incomplete information provided to us by our customers or counterparties.

•
Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act.

•	The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.

•	The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly on our businesses.

•
The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business.

•	Our inability to keep pace with technological changes could result in losing business to competitors.

•
Our ability to identify and address cyber-security risks such as data security breaches, "denial of service" attacks, "hacking" and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; increased costs; losses; or adverse effects to our reputation.

•	Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets.

•
The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.

•
The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses; result in the disclosure of and/or misuse of confidential information or proprietary information; increase our costs; negatively affect our reputation; and cause losses.

•	Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders.

•	Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies could materially affect how we report our financial results.

•	The effects of any damage to our reputation resulting from developments related to any of the items identified above.
The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2015 Earnings Release

Forward-Looking Statements (Continued)
The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.
Regions’ Investor Relations contacts are List Underwood and Dana Nolan at (205) 581-7890; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551.